                                                                   Exhibit 99.10

INDEPENDENT AUDITORS' CONSENT

CMA Treasury Fund:

We consent to the incorporation by reference in this Post-Effective Amendment No. 11 to Registration Statement No. 33-37439 on Form N-1A of our report dated May 3, 2000 appearing in the annual report to shareholders of CMA Treasury Fund for the year ended March 31, 2000, and to the reference to us under the caption "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Princeton, New Jersey
June 29, 2000